Exhibit 3.30

66449750

THE COMPANIES ACTS 1985 to 2006

PRIVATE COMPANY LIMITED BY SHARES

Articles of Association of Styron UK Limited

(as amended by a written resolution passed on 16 August 2010)

1	PRELIMINARY

1 1	The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No 805) as amended before the date of incorporation of the Company so far as it relates to private companies limited by shares (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company

1 2	In these Articles the expression “the Act” means the Companies Act 1985 and “the 2006 Act” means the Companies Act 2006, but so that any reference in these Articles to any provision of the Act or the 2006 Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force

2	ALLOTMENT OF SHARES

2 1	Shares which are comprised in the authorised share capital with which the Company is incorporated shall be under the control of the directors who may (subject to section 80 of the Act and to article 2 3 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit

2 2	In accordance with section 91(1) of the Act sections 89(1) and 90(1) to (6) (inclusive) of the Act shall not apply to the Company

2 3	The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution

3	SHARES

3 1	The Company shall have no lien on any shares which have been charged by way of security to any bank or institution or to any nominee of such a bank or institution (a “Secured Institution”)

3 2	The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

4	GENERAL MEETINGS AND RESOLUTIONS

4 1	Every notice convening a general meeting shall comply with the provisions of section 325(1) of the 2006 Act as to giving information to members in regard to their right to appoint proxies, and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company

4 2 1	No business shall be transacted at any general meeting unless a quorum is present Subject to article 4 2 2 below, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

4 2 2	If and for so long as the Company has only one member, that member present in person or by proxy or (if that member is a corporation) by a duly authorised representative shall be a quorum

4 2 3	If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine, and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

4 2 4	Regulations 40 and 41 in Table A shall not apply to the Company

4 3 1	If and for so long as the Company has only one member and that member takes any decision which is required to be taken in general meeting or by means of a written resolution, that decision shall be as valid and effectual as if agreed by the Company in general meeting, subject as provided in article 4 3 3 below

4 3 2	Any decision taken by a sole member pursuant to article 4 3.1 above shall be recorded in writing and delivered by that member to the Company for entry in the Company’s minute book

4 3 3	Resolutions under section 168 of the 2006 Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting

4 4	A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. A member present at a meeting by more than one proxy shall be entitled to speak at the meeting through each of the proxies but the proxies together shall be entitled to only one vote on a show of hands In the event that the proxies do not reach agreement as to how their vote should be exercised on a show of hands, the voting power is treated as not exercised. Regulation 54 in Table A shall be modified accordingly

4 5	Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the appointment of a proxy and any authority under which the proxy is appointed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited or received at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting

5	APPOINTMENT OF DIRECTORS

5 1 1	Regulation 64 in Table A shall not apply to the Company

5 1 2	The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be one Whenever the minimum number of directors is one, a sole director shall have authority to exercise all the powers and discretions by Table A and by these Articles expressed to be vested in the directors generally, and regulation 89 in Table A shall be modified accordingly

5 2	Regulations 76 to 79 (inclusive) in Table A shall not apply to the Company

5 3	No person shall be appointed a director at any general meeting unless either

(a)	he is recommended by the directors, or

(b)	not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed

5 4 1	Subject to article 5 3 above, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director

5 4 2	The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with article 5 1 2 above as the maximum number of directors and for the time being in force

5 5	In any case where as the result of death or deaths the Company has no members and no directors the personal representatives of the last member to have died shall have the right by notice in writing to appoint a person to be a director of the Company and such appointment shall be as effective as if made by the Company in general meeting pursuant to article 5 4 1 above For the purpose of this article, where two or more members die in circumstances rendering it uncertain which of them survived the other or others, the members shall be deemed to have died in order of seniority, and accordingly the younger shall be deemed to have survived the elder

6	BORROWING POWERS

6 1	The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party

7	ALTERNATE DIRECTORS

7 1	Unless otherwise determined by the Company in general meeting by ordinary resolution an alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly

7 2	A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present

8	GRATUITIES AND PENSIONS

8 1 1	The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers

8 1 2	Regulation 87 in Table A shall not apply to the Company

9	PROCEEDINGS OF DIRECTORS

9 1 1	Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit A director may, and the secretary at the request of a director shall, call a meeting of the directors A director shall be entitled to receive notice of a meeting whether or not that director is absent from the United Kingdom Questions arising at a meeting shall be decided by a majority of votes In the case of an equality of votes, the chairman shall have a second or casting vote A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote Regulation 88 of Table A shall be modified accordingly

9 1 2	Any or all directors or members of a committee of the directors may participate in a meeting of the directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting

9 1 3	A resolution in writing signed by all the directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors, but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity Regulation 93 of Table A shall be modified accordingly

9 1 4	A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any land of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted, and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting

9 1 5	Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act

9 1 6	Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company

10	COMMUNICATION BY MEANS OF A WEBSITE

10 1	Subject to the provisions of the 2006 Act, a document or information may be sent or supplied by the Company to a person by being made available on a website

11	THE SEAL

11 1	If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director The obligation under regulation 6 in Table A relating to the sealing of share certificates shall apply only if the Company has a seal Regulation 101 in Table A shall not apply to the Company

11 2	The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors

12	PROTECTION FROM LIABILITY

12 1	For the purposes of this article a “Liability” is any liability incurred by a person in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or otherwise in connection with his duties, powers or office and “Associated Company” shall bear the meaning referred to in section 256 of the 2006 Act Subject to the provisions of the 2006 Act and without prejudice to any protection from liability which may otherwise apply

(a)	the directors shall have power to purchase and maintain for any director of the Company, any director of an Associated Company, any auditor of the Company and any officer of the Company (not being a director or auditor of the Company), insurance against any Liability, and

(b)	every director or auditor of the Company and every officer of the Company (not being a director or auditor of the Company) shall be indemnified out of the assets of the Company against any loss or liability incurred by him in defending any proceedings in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from any Liability

12 2	Regulation 118 in Table A shall not apply to the Company

13	TRANSFER OF SHARES

13 1	Notwithstanding anything contained in these articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer

(a)	is to a Secured Institution,

(b)	is delivered to the Company for registration by a Secured Institution or its nominee in order to perfect its security over the shares, or

(c)	is executed by a Secured Institution or its nominee pursuant to the power of sale or other power under such security,

and furthermore notwithstanding anything to the contrary contained in these articles, no transferor of any shares in the Company or proposed transferor of such shares to a Secured Institution or its nominee and no Secured Institution or its nominee shall be required to offer the shares which are or are to be the subject of any transfer aforesaid to the shareholders for the time being of the Company or any of them, and no such shareholder shall have any right under the articles or otherwise howsoever to require such shares to be transferred to them whether for consideration or not

14	INDEMNITY

14 1	Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director, secretary or other officer or auditor of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 6649750

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

K-DOW PETROCHEMICALS UK LIMITED

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

STYRON UK LIMITED

Given at Companies House on 18th November 2009

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CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 6649750

The Registrar of Companies for England and Wales hereby certifies that

DAULAT UK LIMITED

having by special resolution changed its name, is now incorporated under the name of

K-DOW PETROCHEMICALS UK LIMITED

Given at Companies House on 11th August 2008

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CERTIFICATE OF INCORPORATION

OF A

PRIVATE LIMITED COMPANY

Company No. 6649750

The Registrar of Companies for England and Wales hereby certifies that

DAULAT UK LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House on 17th July 2008